UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date Earliest Event reported):
January 22, 2018

National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38257 (Commission File Number)	46-4841717 (IRS Employer Identification No.)

2435 Commerce Avenue
Bldg. 2200
Duluth, Georgia 30096-4980
(770) 822-3600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2018, the Board of Directors (the “Board”) of National Vision Holdings, Inc. (the “Company”) increased the size of the Board by one director (to a total size of six directors) and filled the vacancy created by such increase by appointing Virginia A. Hepner, age 60, as a Class III director, effective January 22, 2018. Ms. Hepner will hold office until the date of the Company’s 2020 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Ms. Hepner will serve on the Audit Committee.
Ms. Hepner is the former President and Chief Executive Officer of The Woodruff Arts Center, a nationally-esteemed visual and performing arts center in Atlanta, Georgia, having served in that position from July 2012 to July 2017. Ms. Hepner has over 25 years of corporate banking experience with Wachovia Bank and its predecessors, having held numerous positions in corporate finance and capital markets until retiring in 2005 as an Executive Vice President. Ms. Hepner has been a member of the board of directors of State Bank Financial Corporation, serving on its audit committee and independent director committee, and a director of its subsidiary bank, State Bank and Trust Company, since 2010. Additionally, Ms. Hepner joined the board of directors of Oxford Industries, Inc. in 2016, serving on its nominating, compensation and governance committee. Ms. Hepner holds a bachelor’s degree in finance from The Wharton School of the University of Pennsylvania. Ms. Hepner was selected to our board of directors because of her leadership, financial and business expertise, her depth of knowledge and years of experience in corporate banking and her experience as a board member of numerous companies and organizations.
The Board has determined that Ms. Hepner qualifies as an independent director under the corporate governance standards of NASDAQ and the independence requirements of Rule 10A-3 of the Exchange Act and is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Ms. Hepner was not appointed to the Board pursuant to any arrangement or understanding with any other person.  Ms. Hepner has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Hepner has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Hepner will be entitled to the annual compensation paid to independent non-employee directors, consisting of a cash retainer of $75,000, payable quarterly in arrears, and $100,000 paid in restricted stock pursuant to the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). In connection with her appointment to the Board on January 22, 2018, Ms. Hepner was granted a restricted stock award of 2,363 shares of the Company’s common stock pursuant to the Omnibus Incentive Plan, which will vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service through the applicable vesting date.
The Company and Ms. Hepner will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.16 to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-206772) and is incorporated herein by reference, and the Company’s form of director stockholder agreement substantially in the form attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
A copy of the press release issued by the Company announcing the election of Ms. Hepner described in Item 5.02 is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Director Stockholder’s Agreement
99.1	National Vision Holdings, Inc. Press Release dated January 23, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: January 23, 2018	By:	/s/ Mitchell Goodman
	Name:	Mitchell Goodman
	Title:	Senior Vice President, General Counsel and Secretary